Exhibit 11

                               GALEY & LORD, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

Computation of Average Shares Outstanding (In Thousands):

                                                                   Three Months Ended                    Nine Months Ended
                                                          --------------------------------      ---------------------------------
                                                          June 27, 1998      June 28, 1997      June 27, 1998       June 28, 1997
                                                          -------------      -------------      -------------       -------------
Basic Average Common Shares Outstanding .........            11,781             11,625             11,710             11,600

Add Dilutive Options ............................               587                378                506                366
                                                             ------             ------             ------             ------
Diluted Average Shares ..........................            12,368             12,003             12,216             11,966
